SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 22, 1999

                          SPECTRA-PHYSICS LASERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE               000-23461               77-0264342
(STATE OR OTHER JURISDICTION     (COMMISSION           (I.R.S. EMPLOYER
     OF INCORPORATION)           FILE NUMBER)         IDENTIFICATION NO.)

1335 TERRA BELLA AVENUE, BUILDING 7

MOUNTAIN VIEW, CALIFORNIA                                     94043
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (650) 961-2550

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ITEM 1.      CHANGES IN CONTROL OF REGISTRANT

(a) Spectra-Physics Holdings USA, Inc. ("Holdings") owns 80.4% of the Registrant's outstanding Common Stock. Holdings is a wholly owned subsidiary of Spectra-Physics AB, a multinational corporation based in Sweden. On February 22, 1999, shareholders of Spectra-Physics AB holding approximately 17.3 million shares, or 98% of the outstanding shares, of Spectra-Physics AB tendered their shares to Thermo Instrument Systems Inc. ("TIS"), which shares were thereafter accepted by TIS for $355 million. Accordingly, TIS now indirectly owns 78.79% of the Company's outstanding Common Stock.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SPECTRA-PHYSICS LASERS, INC.

                                             /s/  PATRICK L. EDSELL

                                             - - - - - - - - - - - - - -
Date:    March 2, 1999                       By: Patrick  L. Edsell
                                                 Chairman, President and Chief
                                                 Executive Officer


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